Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of May 29rd 2013, is entered into by and among Loren Stocker d.b.a. Softline Studios, California resident ("Seller"), and ITalk, Inc., a Nevada corporation ("Buyer").

                                    RECITALS

     WHEREAS, Seller currently owns a Toll Free number "1800-GET-VOIP" useful for the marketing of voice-over-internet telephone connectivity (the "Assets");

     WHEREAS, Seller desires to sell all of Seller's "I8OO-GET-VOIP" Assets as listed under exhibit "A"; and

     WHEREAS, Buyer desire to purchase from Seller, upon the terms and conditions set forth herein, such Assets, rights and interests;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

     1.1 Certain Definitions. The following terms have the following meanings when used herein:

     (a) "Assets" includes the following assets of Seller, all rights and interests associated therewith, and, without limiting the generality of the foregoing, shall expressly include the following assets, rights and interests of
Seller:

          (i) all rights to the Toll Free number I-8OO-GET-VOIP and associated domains listed on schedule "A"

          (ii) (viii) all goodwill of Seller pertaining to the Assets.

     (b) Other capitalized terms included in this Agreement shall have the meaning ascribed to herein.

     1.2 Other Definitional Provisions. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.

     (a) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                                   ARTICLE II.
                                PURCHASE AND SALE

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     2.1 Purchase Price.  Upon the terms and subject to the conditions set forth herein, Buyer shall, and hereby does, purchase from Seller the Assets for an aggregate purchase price consisting of the following: $5,000.00 plus 500,000 stock warrants at today's market price with an exercise date after a 180 day hold and on or before May 30, 2023 (the "Purchase Price"):

     2.2 Transfer of Assets. Upon the terms and subject to the conditions set forth herein, Seller shall, and hereby does, sell and transfer to Buyer all right, title and interest of Seller in and to the Assets, free and clear of all encumbrances of any kind known to Seller.

                                   ARTICLE III.
                                     CLOSING

     3.1 Closing. The closing of the transactions contemplated herein (the "Closing") is occurring on the date hereof (the "Closing Date") and shall be deemed effective upon the execution and delivery of this Agreement.

                                   ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represent and warrant to Seller as follows:

     4.1 Organization. Buyer is an individual and has all requisite power and authority to enter into this Agreement.

     4.2 Authorization. This Agreement has been duly authorized, executed and delivered by Buyer, and this Agreement is the legal, valid and binding obligation of, enforceable against Buyer in accordance with their respective terms.

                                  MISCELLANEOUS

     4.3 Expenses. Buyer shall pay all costs and expenses incurred by it on its behalf, and Seller shall pay all costs and expenses incurred by Seller or on its behalf, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their financial consultants, accountants and legal counsel.

     All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the parties shall hereafter notify the other in accordance with this Section 8.2 of any change of address or telecopy number to which notice is required to be mailed.

     4.4 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     4.5 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the parties.

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     4.6 Headings. The headings contained in this Agreement and in the Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     4.7 Assignment; Amendment of Agreement. This Agreement shall be binding upon the respective successors and assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto which consent shall not be unreasonably withheld. This Agreement may be amended only by written agreement of the parties hereto, duly executed and delivered by an authorized representative of each of the parties hereto.

     4.8 Non Waiver. The failure in any one or more instances of a party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     4.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written.


                                   Loren Stocker


                                   By: /s/ Loren Stocker
                                       ---------------------------------
                                       Loren Stocker/managing Partner


                                   iTalk, INC.


                                   By: /s/ David F. Levy
                                       ---------------------------------
                                       David Franklin Levy CEO/President

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